UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2016

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 27, 2016, the Board of Directors of the Company elected Gary Steele to serve as a member of the Company’s Board of Directors. Mr. Steele will participate in the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 25, 2016 and incorporated herein by reference. Mr. Steele will serve as a Class I director of the Company and will be nominated for re-election at the 2019 annual meeting of stockholders. Mr. Steele has served as Chief Executive Officer for Proofpoint, a publicly traded global Security as a Service vendor, since 2002. Mr. Steele has overseen the company’s evolution from a focus on email security to its position as a leader in next-generation, cloud-based cyber security.
Before joining Proofpoint in 2002, Mr. Steele served as the CEO of Portera, an applications company delivering solutions for the professional services industry from 1997 to 2002. Prior to Portera, Mr. Steele served as the Vice President and General Manager of the Middleware and Data Warehousing Product Group at Sybase, Inc. In this capacity, he initiated and spearheaded many early internet projects all targeted at the enterprise. Before joining Sybase, Mr. Steele served in business development, marketing, and engineering roles at Sun Microsystems and Hewlett-Packard. He holds a B.S. degree in computer science from Washington State University.
A copy of the press release announcing the election of Mr. Steele is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: June 30, 2016	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

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